UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

MERILUS, INC.

(Name of Registrant as Specified In its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

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WE ARE NOT ASKING YOU FOR A PROXY AND

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MERILUS, INC.
44 West Broadway, #1805
Salt Lake City, Utah 84101

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.001 per share, of record at the close of business on May ___, 2007 (collectively, the “Shareholders”) of Merilus, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Shareholders on or about May __, 2007.

The corporate actions involve one (1) proposal (the “Proposal”) providing for the following:

To approve the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every twenty (20) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  No shareholder who currently has 100 or more shares will be reduced below 100 shares.

THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE 11,920,804 SHARES OF COMMON STOCK OF RECORD AT THE CLOSE OF BUSINESS ON MAY ___, 2007 (THE “RECORD DATE”) HAVE CONSENTED IN WRITING TO THE PROPOSALS, INCLUDING A PRINCIPAL SHAREHOLDER WHO HOLDS SHARES WITH VOTES WHICH REPRESENT IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S TOTAL VOTING INTEREST  ENTITLED TO VOTE ON THE PROPOSALS. THESE ACTIONS ARE EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/

____________________________________

Alex Demitriev, President

Salt Lake City, Utah

May ___, 2007

TABLE OF CONTENTS

Page No.
ABOUT THE INFORMATION STATEMENT………………………………………………………….................	1
What Is the Purpose of the Information Statement?.............................................................................................	1
Who Is Entitled to Notice?........................................................................................................................................	1
What Corporate Matters Will the Principal Shareholder Vote for and How Will He Vote?............................	1
What Are the Recommendations of the Board of Directors?..............................................................................	2
What Vote Is Required to Approve the Proposal?...............................................................................................	2
Will Shareholders Receive Dissenters’ Rights………………………………………...........…………………...	2
INFORMATION ON THE CONSENTING SHAREHOLDER……………......…………..….......………………..	3
PRINCIPAL SHAREHOLDERS…………………………………................……….…….………………………….	3
PROPOSALS BY SECURITY HOLDERS………………………......…..........…….…….………………………….	4
DESCRIPTION OF CAPITAL STOCK………………………….....….........…….……….………………………..	4
General………………………………………………………………………….…….................…………………...	4
Common Stock…………………………………………………………………..………………………..................	4
Preferred Stock………………………………………………………………………...............…………………....	4
Dividends………………………………………………………………………...………………………….............	4
Transfer Agent and Registrar……………………………...…………….....................……………...……………	5
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON................	5
PROPOSAL–RECAPITALZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT…………….……………………..........……….…........................……...	5
Purpose……………………………....……………….………………………............……………………………...	5
Effect……………………….……...……………….…………….………….............……………………………….	5
Exchange of Stock Certificates……………...……………………………...............……………………………..	6
Recommendation of the Board of Directors…………....…………………............……………………………...	6
No Voting of Shareholders Required……………………………....……….............…………………………….	6
ADDITIONAL INFORMATION INCLUDED WITH THIS INFORMATION STATEMENT…...........………	7
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS………...............……...	7

MERILUS, INC.

44 West Broadway, #1805

Salt Lake City, Utah 84101

(801) 949-1020

___________________

INFORMATION STATEMENT

___________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Merilus, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about May __, 2007 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share (“Common Stock”), of record at the close of business on May __, 2007 (collectively, the “Shareholders”).

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Shareholders, as of the close of business on May ___, 2007 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a principal shareholder. Specifically, holders of our Common Stock entitled to cast 62.8% of the votes on all matters submitted to the shareholders for approval have consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or before June ___, 2007, consisting of a recapitalization of the issued and outstanding shares of common stock which will result in the outstanding shares of the Corporation being reduced from 11,920,804 to 596,040 through a reverse split of the issued and outstanding common stock on a one (1) for twenty (20) basis (the “Proposal”). Accordingly, all actions described in the Proposal are expected to be taken on or about June ___, 2007.

Who Is Entitled to Notice?

All holders of shares of Common Stock of record on the close of business on the Record Date will be entitled to notice of the action to be taken pursuant to the written consent of a certain principal shareholders. Specifically, shareholders have consented in writing to the Proposal. Under Nevada corporate law and the Company’s governing documents, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because the shareholders are entitled to cast a number of shares equal to 62.8% of the total voting stock of the Company, no action by the other shareholders in connection with the Proposal set forth herein is required.

What Corporate Matters Has the Principal Shareholder Voted on and How Did He Vote?

The shareholder that hold 62.8% of the total voting capital stock of the Company hold a majority of the total voting capital stock required to vote on each matter. Such principal shareholders have consented in writing to the following Proposal:

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every twenty (20) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  Shareholders who currently hold in excess of 100 shares will not be reduced below 100 shares. (see page 5 herein);

What Was the Recommendations of the Board Of Directors?

The Board of Directors unanimously recommended that shareholders vote as follows:

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every twenty (20) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  Shareholders who currently hold in excess of 100 shares will not be reduced below 100 shares. (see page ___ herein);

What Vote Was Required to Approve the Proposal?

Each share of Common Stock is entitled to one (1) vote.  As of the Record Date, we had 11,920,804 shares of Common Stock issued and outstanding. Therefore, a majority of the 11,920,804 total voting shares of common stock of the Company in favor of the action is required to pass the shareholder resolution for this action.

Reverse Stock Split. For the Proposal to adopt a reverse stock split of the issued and outstanding shares of, a vote of a majority of the voting capital stock was required for approval of the Proposal. As a result, the written consent to approve this Proposal by a certain principal shareholders (which vote is equal to 62.8% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Will Shareholders Receive Dissenters’ Rights?

Under Nevada law, Shareholders are not entitled and will not receive dissenters or appraisal rights under the terms of the Proposal set forth herein.

INFORMATION ON THE CONSENTING SHAREHOLDERS

Shareholders who hold shares of Common Stock have consented in writing to the Proposal.  The number of shares of Common Stock within their voting control as of the Record Date is listed below. The following principal shareholders hold 62.8% of the shares of voting capital stock and accordingly, has sufficient shares to approve the Proposal:

Name and Address	Number of Common Shares Entitled to Vote	Percentage of Total Voting Capital Stock(1)

Micvic, LLC	6,735,600	56.5%
Denny W. Nestripke	750,000	6.3%
Total	7,485,600	62.8%

——————

(1)

Applicable percentage of total voting stock is based on 11,920,804 shares of Common Stock issued and outstanding on May 17, 2007.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of May 17, 2007, the name and the number of shares of the Company's common stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 11,920,804 issued and outstanding shares of the Company's common stock, and the name and shareholdings of each director and of all officers and directors as a group.

Amount and Nature of

Title of Class

Name of Beneficial Owner

Beneficial Ownership (1)

Percent of Class

Common

Micvic, LLC

6,735,600 shares

       56.5%

4764 South 900 East

Salt Lake City, UT

Common

Denny W. Nestripke

   750,000 shares

        6.3%

10776 Wyngate Park Drive

South Jordan, UT

Name of Officer, Director

Amount and Nature of

Title of Class

and Nominee

Beneficial Ownership (1)

Percent of Class

Common

Alex Demitriev

               -0-

           -0-

Common

All Officers and Directors

as a Group

               -0-

           -0-

(1)

For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2)

All percentages are calculated based upon a total number of  11,920,804 shares of Common Stock outstanding as of May 17, 2007, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

DESCRIPTION OF CAPITAL STOCK

General

The current authorized capital stock of our Company consists of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share and 1 share of Preferred Stock. The following description is a summary of the capital stock of our Company and contains the material terms of our capital stock. Additional information can be found in our Certificate of Incorporation (as amended) and our By-laws.

Common Stock

The Company is authorized to issue One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share.

All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than fifty percent (50%) of our Common Stock could, if they chose to do so, elect all the Directors.

Upon liquidation, dissolution or winding up of the Company, our assets, after the payment of liabilities and any liquidation preferences on outstanding preferred stock, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock to be issued pursuant to this offering will be, upon issuance, fully paid and nonassessable.

Holders of common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

As of May 17, 2007, there are 11,920,804 shares of common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1 share of Preferred Stock, par value $0.001 per share.  The share of preferred stock was issued in 2000.  The share of preferred stock was issued to help facilitate a merger and was convertible into 3,787,500 shares of common stock.  The preferred stock was subsequently converted.

Dividends

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Authorized but Unissued Stock. Authorized but unissued shares of common stock would be available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desire of the Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

Transfer Agent and Registrar

Interwest Stock Transfer Company is the transfer agent and registrar of our common stock. Its address is 1981 Murray-Holliday Road, Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSAL

RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT

The Board of Directors has recommended the outstanding shares of common stock be reversed or consolidated on a one (1) new share of common stock for every twenty (20) existing shares of common stock outstanding.   Accordingly, following the effectiveness of the reverse split, shareholders will have one (1) share of common stock for every twenty (20) shares currently held.  The shares will be reduced proportionately so the percentage of ownership will not change.  All fractional shares will be rounded to up to the nearest whole share.  All shareholders who currently own more than 100 shares will not be reduced below 100 shares.

Purpose

Currently, Merilus has no business with its prior operations having closed down.  Management is currently looking for other business opportunities but has not been able to locate any business opportunities as of this time.  Management feels that the current capital structure may make it difficult to attract a new business or financing opportunity with the large number of shares of common stock outstanding.  Accordingly, management believes, the reduction in outstanding shares may make it easier to attract new business opportunities.  There is no assurance that a reduction in outstanding shares will help attract new business opportunities.

Effect

After the effective day of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock.  Further any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.   Currently, we have no options, warrants or rights to receive shares of common stock outstanding.

The reverse stock split will affect all common stockholders uniformly and will not affect any shareholders’ percentage internet in Merilus (except for shareholders receiving one whole share for a fractional share interest).  The authorized but unissued shares of stock shall remain unchanged and not be effected by the stock split.  No shareholder who currently owns more than 100 shares will be reduced below 100 shares.

Merilus cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company’s common stock following a reverse split declines.  We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number so shares of our common stock outstanding as a result of the reverse stock split.  Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock.  The trading price of our common stock may change due to a variety of other factors, most proximately our lack of profitability or business.

Exchange of Stock Certificates

In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the recapitalization), to the Company’s transfer agent, Interwest Stock Transfer Company, 1981 Murray-Holliday Road, Salt Lake City, Utah 84117, and be issued in exchange therefor, one new certificate in the new name of the Company representing the consolidated common stock on a 1 for 20 basis, rounded up to the nearest whole share.  No shareholder who currently owns more than 100 shares will be reduced below 100 shares.  The Company shall pay the cost of such issuance, if presented to Interwest Stock Transfer Company, within 60 days of  June ____, 2007.  After 60 days from the effective date, all exchange requests must be accompanied by a check payable to Interwest Stock Transfer Company in the amount of $20 per certificate to be issued.  The Company will not pay for any additional certificates requested or for the transfer of certificates into names other than those in which the certificates are in presently.   To eliminate confusion regarding the consolidated common stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so and for those shares held in street name no shareholder action is required to effect the reverse split.  For shares held in street name, the shares will be automatically adjusted in the shareholder’s brokerage account.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the reverse stock split reducing the issued and outstanding shares.

No Voting of Shareholders Required

We are not soliciting any votes with regard to the proposal to reverse split the issued and outstanding stock of the Company. The principal shareholders that consented in writing to this Proposal holds 62.8% of the total issued and outstanding shares of voting stock and accordingly, this principal shareholder has sufficient shares to approve the Proposal.

ADDITIONAL INFORMATION INCLUDED WITH THIS INFORMATION STATEMENT

Additional information concerning Merilus, Inc., including its annual and quarterly reports on form 10KSB and 10QSB for the periods ending December 31, 2006, and March 31, 2007, are being mailed to shareholders with this Information Statement.  These reports contain our audited financial statements for the year ended December 31, 2006 and our unaudited financial statements for the quarter ended March 31, 2007.  Additional information on Merilus which has been filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement and annual and quarterly report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement and annual and quarterly report by sending a written request to the Company at 44 West Broadway #1805, Salt Lake City, Utah 84101; or by calling the Company at (801) 949-1020 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

Name: Alex Demitriev
Title: President

Salt Lake City, Utah
May __, 2007